UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2013

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable.

(e)           On May 15, 2013, certain amendments to each of the following agreements were approved by the Board of Directors of Prudential Savings Bank (the "Bank"), the wholly owned subsidiary of Prudential Bancorp, Inc. of Pennsylvania after first being considered by the Compensation Committee of the Board of Directors.

•	Amended and Restated Employment Agreement between the Bank and Thomas A. Vento;
•	Amended and Restated Employment Agreement between the Bank and Joseph R. Corrato;

The purpose of the amendments to the Amended and Restated Employment Agreements was to make changes necessary to ensure that such agreements comply with additional guidance  issued under Section 409A of the Internal Revenue Code of 1986, as amended, as well as the provisions of the Affordable Care Act.

In addition, the Amended and Restated Employment Agreement with Mr. Corrato was amended to revise the severance provisions. In the event that the executive terminates his employment because of failure to comply with any material provision of the employment agreement by Prudential Savings Bank or the employment agreement is terminated by Prudential Savings Bank other than for cause, disability, retirement or death, Mr. Corrato will be entitled to the payment of two times (previously one times) his average annual cash compensation (salary and cash bonuses) as cash severance and the maintenance until the earlier to occur of the passage of two years or until the executive’s full time employment with another employer, of the executive’s participation in all employee benefit plans in which the executive was entitled to participate or similar plans, programs or arrangements if his continued participation is not permissible.

In the event that Mr. Corrato’s employment is terminated in connection with a change in control, as defined in the employment agreement, for other than cause, disability, retirement or death or the executive terminates his employment as a result of certain adverse actions which are taken with respect to the executive’s employment following a change in control, as defined, Mr. Corrato will be entitled to a cash severance payment equal to three times (previously two times) his average annual cash compensation and the maintenance, as described above, of the employee benefit plans for three years or until the executive’s full-time employment with another employer that provides similar benefits. Benefits under the employment agreement will be reduced to the extent necessary to ensure that the executives do not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code.

The foregoing description is qualified in its entirety by reference to the agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

(f)           Not applicable.

Item 9.01           Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between the Bank and Thomas A. Vento
10.2	Amended and Restated Employment Agreement between the Bank and Joseph R. Corrato

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

Date: May 21, 2013	By:	/s/ Joseph R. Corrato
Joseph R. Corrato
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between the Bank and Thomas A. Vento
10.2	Amended and Restated Employment Agreement between the Bank and Joseph R. Corrato